                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):October 1, 1999

                           -------------------------

                              MC INFORMATICS, INC.
             (Exact name of registrant as specified in its charter)

         California                           0-21819                    94-3165144
(State or other jurisdiction of        (Commission File Number)        (I.R.S. Employer)
        incorporation or                                               Identification No.)
         organization)

      18881 VON KARMAN AVE.,
            SUITE 100
       Irvine, California                                                    92612
(Address of principal executive offices)                                   (Zip Code)

      Registrant's telephone number, including area code:  (949) 261-7100
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Item 2  Acquisition or Disposition of Assets.

On October 1, 1999 MC Informatics, Inc. (the "Registrant") acquired all of the outstanding stock of HSG Acquisition, Inc. dba Inteck, Inc. (the "acquisition") pursuant to the terms of a Stock Purchase Agreement for a purchase price of $1,812,500. The purchase price for the acquisition included the issuance of 245,000 shares of the Registrant's common stock valued at $2.50 per share which approximated fair market value on Oct 1, 1999, an additional issuance of 120,000 shares of common stock valued at $2.50 per share on January 5, 2000, a cash payment of $300,000 and a promissory note for the sum of $600,000 plus interest at the rate of 8.5% per annum commencing October 1, 1999. The terms of the promissory note include an interest only payment of $13,414 due on January 5, 2000 and nine monthly payments of principal and interest of $36,650 commencing January 5, 2000 with a balloon payment of $300,000 due on October 1, 2000.

Item 7. Exhibits

Exhibit No.    Description
-----------    -----------

 2.1           Stock Purchase Agreement

99.1           Press Release

                                       1
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MC Informatics, Inc.




October 15, 1999                               By:   /s/ JEFFREY POLLARD, C.F.O.
                                                     ---------------------------
                                                         Jeffrey Pollard
                                                         Chief Financial Officer

                                       2
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                               INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------

 2.1              Stock Purchase Agreement

99.1              Press Release


                                       3